EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-65330 and No. 33-80043 of Boca Research, Inc. on Forms S-8 of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K of Boca Research, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 29, 2000